Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-179385, of AllDigital Holdings, Inc. and subsidiary of our report dated March 28, 2013, which appears in this Form 10-K, relating to the consolidated financial statements and financial statement schedule for the years ended December 31, 2012 and 2011.

/s/ ROSE, SNYDER & JACOBS LLP

Encino, California
April 01, 2013